UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 11, 2015 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors appointed Robert Monster as Chief Executive Officer, effective May 18, 2015.  There have been no transactions between Mr Monster and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.  Mr. Monster has not yet entered into an employment agreement with the Registrant.

There are no family relationships between Robert Monster and any officer or director of the Company.

Following is a brief description of Mr Monster’s business experience:

Robert Monster

Robert Monster is Founder, Chairman and CEO of Epik and Managing Director of Monster Venture Partners LLC.  Mr. Monster was the founder of GMI (Global Market Insite, Inc.), a leading provider of technology-enabled services to the global market research industry. Mr. Monster served as Chairman and CEO from 1999-2007, during which time GMI achieved annual revenue growth of 100+% per year and served customers in more than 60 countries. GMI was acquired by WPP Group.  Prior to founding GMI, Mr. Monster was a global product development manager with Procter & Gamble. During an eight year technology management career with P&G, Mr. Monster worked and lived in Europe, Asia, and North America.   Mr. Monster has both a BS and an MBA from Cornell University, where he studied Life Sciences and Economics.

SIGNATURES

Dated: May 21, 2015	DIGITALTOWN, INC By: /s/ Richard Pomije Richard Pomije, Chairman